SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 4, 2008

FOCUS ENHANCEMENTS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-11860	04-3144936
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

1370 Dell Ave., Campbell, CA

95008

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 866-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The disclosure contained under Item 2.03 below is incorporated herein by reference.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On March 4, 2008, the Company finalized a Loan and Security Agreement dated February 22, 2008 (“Loan Agreement”) with Heritage Bank of Commerce (“Bank”). Under the Loan Agreement, the Company may borrow up to $6.5 million through one or more advances through February 21, 2009, which is the maturity date (the “Maturity Date”).  On the Maturity Date, all advances must be repaid. Carl Berg, a director of the Company, has personally guaranteed the Loan Agreement.

Payment terms under the Loan Agreement are interest only until maturity. Interest is payable under the Loan Agreement at prime plus 1% (currently 7%).  Obligations under the Loan Agreement are secured by the Company’s accounts and accounts receivable. In addition, the Company is required to issue a warrant to the Bank to purchase 75,000 shares of the Company’s common stock at $0.80 per share.

In connection with Mr. Berg’s extension of his personal guarantee, the Company has agreed to continue Mr. Berg’s first priority security interest in all of the Company’s assets, which he shares on a pro-rata basis with the Senior Secured Note Holders, except for the security interest in the Company’s accounts and accounts receivable, which have been subordinated to the Bank’s security interest in the accounts and accounts receivable (however the Senior Secured Note Holders will not be bound by the intercreditor arrangement in respect of any indebtedness of Company owing to Bank in excess of $6.5 million). The Company has also agreed to issue to Mr. Berg a warrant to purchase 200,000 shares of common stock at an exercise price of $0.40 per share through March 4, 2013.

The Loan Agreement provides that upon the occurrence of an event of default, among other things, all outstanding amounts under the Loan Agreement become immediately due and payable.  Events of default under the Loan Agreement include among other items, the Company’s failure to comply with certain affirmative and negative covenants relating to the Company, its securities and its financial condition.

The Loan Agreement, warrant issued to the Bank and the warrant issued to Mr. Berg, are included herein as Exhibits 10.1, 4.1, and 4.2, respectively, and incorporated herein by reference.

The Company’s $6.5 million credit facility with Venture Banking, a division of Greater Bay Bank, matured on February 23, 2008 and was not renewed.

Item 9.01 Financial Statements and Exhibits

(d)                                 Exhibits

4.1           Warrant issued to Heritage Bank of Commerce dated February 22, 2008

4.2           Warrant issued to Carl Berg dated March 4, 2008

10.1         Loan and Security Agreement between Heritage Bank of Commerce and Focus Enhancements Inc., dated February 22, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOCUS ENHANCEMENTS, INC.

Date: March 6, 2008	By:	/s/ Gary Williams
	Name:	Gary Williams
	Title:	EVP of Finance and CFO